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                                                                   EXHIBIT 10.20


                                 PROMISSORY NOTE
                         (Installment Note - Short Form)


         FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of RUSSELL AUTO PARTS, OR ASSIGNS, the sum of EIGHT THOUSAND DOLLARS AND no/00 --- (8,000.00) DOLLARS, USD, together with interest thereon at the rate of 0% per annum on any unpaid balance.

         Said sum shall be paid in 24 (monthly) installments of $500.00 each, with a first payment due June 1, 1999, and a like amount on the same day of each (month) thereafter until the full amount if this note shall be fully paid. All payments shall be first applied to the balance to principal. The undersigned reserves the right to prepay this note in whole or in part without penalty.

         This note shall be fully payable upon demand of any holder in the event the undersigned shall default in making any payments due under this note within 10 days of its due date.

         In the event of any default, the undersigned agree to pay all reasonable attorney fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforce in accordance with the laws of the payee's state.


Dated:  4/12/99

                                               Basic Technologies, Inc.

                                               /s/ STEVE SIMPSON
                                               ---------------------------------
                                               Steve Simpson, authorized
                                               4/12/99 by Bryan Walker